UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   April 21, 2003

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4635 Boston Lane, Austin, TX 78735
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

ITEM 5. OTHER EVENTS:

On April 17, 2003, the Board of Directors of Silicon Laboratories Inc. (the “Registrant”) approved an amendment to the Registrant’s insider trading guidelines to permit its officers, directors and their affiliates to enter into written trading plans for systematic trading in the Registrant’s securities in compliance with Rule 10b5-1 under the Securities Exchange Act of 1934.  The Registrant anticipates that, as permitted by Rule 10b5-1 and the Registrant’s insider trading guidelines, a substantial number or all of its officers, directors and their affiliates will enter into trading plans on or after April 23, 2003.

The individual plans would provide for the sale of the Registrant’s stock and/or exercise of options and sale of the underlying shares according to their individual formulas, which may include quantities, pricing points, dates and other variables permitted in accordance with the SEC rules.  The plans will terminate at various dates, generally on dates which are one or two years after the dates of implementation.  The individuals (and their affiliates) who have indicated their intent to enter into trading plans are under no obligation to do so.  The identity and number of such persons is therefore subject to change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Laboratories Inc.,
a Delaware corporation

Dated: April 21, 2003	By:	/s/ Russell J. Brennan
Russell J. Brennan
VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER
(PRINCIPAL ACCOUNTING OFFICER)